Exhibit 23.2





                        Consent of Independent Auditors



We consent to the reference of our firm under the caption `Experts'' in the Registration Statement (Form S-3) and the related Prospectus of Research Industries Corporation for the registration of 26,700 shares of its common stock and to the incorporation by reference therein of our report dated August 3, 1993, with respect to the consolidated financial statements and schedules of Research Industries Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.



                                                              Ernst & Young, LLP
Salt Lake City, Utah
May 12, 1995